Exhibit 3.1

Registration No. 31989

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BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 10th day of April, 2002

XYRATEX LTD

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 16th day of April, 2002.
[SEAL]
/s/ [ILLEGIBLE]
for Acting Registrar of Companies

FORM NO. 2

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BERMUDA
THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF

COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION

OF

XYRATEX LTD

(hereinafter referred to as “the Company”)

1.             The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them

2.             We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED

Alison R. Guilfoyles	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	No	British	One

Donald H. Malcolm	“	No	British	One

David W.J. Astwood	“	Yes	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.             The Company is to be an exempted Company as defined by the Companies Act 1981.

4.             The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding          in all, including the following parcels:-

N/A

5.             The authorised share capital of the Company is US$12,000 divided into shares of US$0.01 each. The minimum subscribed share capital of the Company is US$12,000.

6.             The objects for which the Company is formed and incorporated are -

1.             to act and to perform all the functions of a holding company in all its branches and to co-ordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner controlled directly or indirectly by the Company;

2.             to act as an investment company and for that purpose to acquire and hold upon any terms and, either in the name of the Company or that of any nominee, shares, stock, debentures, debenture stock, annuities, notes, mortgages, bonds, obligations and securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company wherever incorporated or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may be from time to time determined;

3.             to support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its Directors or employees, or may be connected with any town or place where the Company or any of its subsidiaries carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages  facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustee on their behalf to enable any such purchase schemes to be established or maintained.

4.             packaging of goods of all kinds;

5.             buying, selling and dealing in goods of all kinds;

6.             designing and manufacturing of goods of all kinds;

7.             mining and quarrying and exploration for metals, minerals, fossil fuel and precious stones of all kinds and their preparation for sale or use;

8.             exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

9.             scientific research including the improvement discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

10.           land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

11.           ships and aircraft owners, managers, operators, agents, builders and repairers;

12.           acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

13.           travel agents, freight contractors and forwarding agents;

14.           dock owners, wharfingers, warehousemen;

15.           ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

16.           all forms of engineering;

17.           farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

18.           acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

19.           buying, selling, hiring, letting and dealing in conveyances of any sort;

20.           employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

21.           to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and

22.           to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence

7.             Powers of the Company

1.             The Company shall, pursuant to the Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

2.             The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]

(Subscribers)	(Witnesses)

SUBSCRIBED this 5th day of April, 2002.

FORM NO. 7

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BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF INCREASE OF SHARE CAPITAL

OF

XYRATEX LTD

(hereinafter referred to as “the Company”)

DEPOSITED in the office of the Registrar of Companies on the 3 day of May, 2002, in accordance with the provisions of section 45(3) of the Companies Act 1981.

Minimum Share Capital of the Company	US$	12,000 00

Authorised Share Capital of the Company	US$	12,000 00

Increase of Share Capital as authorised by a resolution passed by way of Written Resolution of the Company on the 29th day of April, 2002	US$	710,000.00

AUTHORISED SHARE CAPITAL AS INCREASED	US$	722,000.00

DULY STAMPED in the amount of BD$XXXXXX being the stamp duty payable on the amount of increase of share capital of the Company in accordance with the provisions of the Stamp Duties Act, 1976.

/s/ Joan L. K. Barnes
Joan L. K. Barnes
Secretary

DATED THIS 3rd day of May, 2002.

NOTE:

This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.

FORM No. 13

[LOGO]	RECEIVED APR 8 2002 REGISTRAR OF COMPANIES BERMUDA

BERMUDA

THE COMPANIES ACT 1981

NOTICE OF ADDRESS OF REGISTERED OFFICE

Pursuant to section 62

Name of Company               XYRATEX LTD

In accordance with section 62(2) of the Companies Act 1981, I hereby give notice that the address of the registered office of the above-mentioned Company is -

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Signed	/s/ [ILLEGIBLE]

State whether Director or Secretary	Provisional Director

	Date	5th April, 2002

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BERMUDA

TAX ASSURANCE

WHEREAS the Minister of Finance (“the Minister”), pursuant to section 2 of the Exempted Undertakings Tax Protection Act 1966, is authorised to enter into an arrangement with any exempted undertaking upon application.

WHEREAS such undertakings may be given an assurance that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any tax described herein shall not be applicable to such undertakings or to any of its operations or the shares, debentures or other obligations of the said undertakings.

THEREFORE the Minister, upon application, hereby grants the afore mentioned assurance

XYRATEX LTD

(“the Undertaking”)

PROVIDED THAT this assurance shall not be construed so as to:

(i)            prevent the application of any such tax or duty to such persons as are ordinarily resident in these Islands; and

(ii)           prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to the land leased to the Undertaking.

THIS TAX ASSURANCE shall be in effect until the 28th day of March, 2016.

Given under my hand this 29th day of April 1, 2002

/s/ Stephen Lov’e
Mr. Stephen Lov’e
Registrar of Companies
for MINISTER OF FINANCE